BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Amendment to Certificate of Designation After Issuance of Class or Series
(PURSUANT TO NRS 78.1955)

Filed in the office of	Document Number
Barbara K. Cegavske (signature)	20180181462-93
Barbara K. Cegavske Secretary of State State of Nevada	Filing Date and Time 04/23/2018 12:43 PM
	Entity Number C30388-2003

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Certificate of Designation For Nevada Profit Corporations
(Pursuant to NRS 78.1955 - After Issuance of Class or Series)

1. Name of corporation:

Troika Media Group, Inc.

2. Stockholder approval pursuant to statute has been obtained.

3. The class or series of stock being amended:

Series D Preferred Stock

4. By a resolution adopted by the board of directors, the certificate of designation is being amended as follows or the new class or series is:

a) The authorized shares of Series D Preferred Stock are hereby increased from 80,000 to 1,500,000.
b) In accordance with such increase, the reference to 80,000 shares of authorized shares of Series D Preferred contained in the WHEREAS clause contained in the Certificate of Designation for Series D Preferred Stock (the "COD") is hereby deleted and replaced with "1,500,000".
c) Section 1 of the Certificate of Designation is hereby deleted and replaced by the following: "Of the 15,000,000 shares of preferred stock authorized under Article Third of the Articles of Incorporation, the Corporation shall have the authority to issue 1,500,000 [CONTINUED ON THE ATTACHED RIDER]

5. Effective date of filing: (optional)

(must not be later than 90 days after the certificate is filed)

6. Signature: (required)

X [signature]

Signature of Officer Christopher Broderick, Chief Operating Officer

Filing Fee: $175.00

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

[CONTINUED FROM ATTACHED FILING] shares designated as Series D Preferred Stock, $10.00 Face Value, $0.20 par value per share ("Series D Preferred Stock"), upon the terms, conditions, rights, preferences and limitations set forth herein."